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                                                                    EXHIBIT 23.5

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference by Seagull Energy Corporation and Subsidiaries (the Company) to our Firm's name and our Firm's review of the oil and gas reserve quantities as of December 31, 1997 for certain of the Company's interests in the Qarun, East Beni Suef, and West Abu Gharadig Concessions located in the Western Desert of Egypt, as presented in our reserve reports dated February 12, 1998 for Qarun and February 16, 1998 for East Beni Suef and West Abu Gharadig and for those oil and gas reserve quantities as of January 1, 1998 for certain oil and gas properties located in the Block CI-11 Contract Area, offshore Cote d'Ivoire, as presented in our reserve report dated February 2, 1998, included in the Company's Annual Report on Form 10-K into the Company's Registration Statement on Form S-4 to which this consent is an exhibit.

     We hereby consent to the references to our Firm under the heading "Experts" in the prospectus included in the Registration Statement.


                                   NETHERLAND, SEWELL & ASSOCIATES, INC.


                                   By: /s/ FREDERIC D. SEWELL
                                      ------------------------------------
                                      Frederic D. Sewell
                                      President

Dallas, Texas
December 9, 1998